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                                                                    Exhibit 99.1

                              OFFICER'S CERTIFICATE
              -----------------------------------------------------

                   CHASE CREDIT CARD OWNER TRUST SERIES 2002-4

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      The undersigned, an Authorized Officer of the Chase Manhattan Bank USA,
National Association, as Administrator pursuant to the Indenture for the Chase Credit Card Owner Trust Series 2002-4 does hereby certify that:

                  1. The undersigned is an Authorized Officer pursuant to the
            Indenture to execute and deliver this Certificate to the Indenture Trustee.

                  2. This Certificate is delivered pursuant to Section 3.9 of the Indenture.

                  3. A review of the activities of the Issuer during the period from the closing date until December 31, 2002, and of performance under this Indenture has been made under the supervision of the undersigned.

                  4. To the best of the undersigned knowledge, based on such review, the Issuer has complied with all conditions and covenants in all material respects under this Indenture throughout the period from the closing date until December 31, 2002. No default in the compliance of any such condition or covenant has occurred or is continuing except as set forth in paragraph 5 below.

                  5. The following is a description of each default in the
            performance of the Issuer's obligations under the provisions of the Indenture known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Issuer, if any, to remedy each such default and (iii) the current status of each such default:
            NONE.


      IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 28th day of March, 2003.

                                               By CHASE MANHATTAN BANK
                                               USA, National Association,
                                               as Administrator




                                               By:  /s/ Patricia M. Garvey
                                                    ----------------------------
                                               Name: Patricia M. Garvey
                                               Title: Vice President